UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)       July 31, 2008
ProCentury Corporation

(Exact name of registrant as specified in its charter)

Ohio	000-50641	31-1718622

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 Cleveland Avenue, Westerville, Ohio	43082

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       614-895-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.     Completion of Acquisition or Disposition of Assets.
On July 31, 2008, pursuant to the terms of the Agreement and Plan of Merger, dated as of February 20, 2008, by and among Meadowbrook Insurance Group, Inc. (“Meadowbrook”), ProCentury Corporation (“ProCentury”) and MBKPC Corp. (“Merger Sub”), as amended (the “Merger Agreement”), ProCentury was merged with and into Merger Sub, with Merger Sub being the surviving entity in the merger (the “Merger”). A copy of the Merger Agreement and a description of the Merger were filed with the joint proxy statement-prospectus filed with the Securities and Exchange Commission (the “SEC”) on May 27, 2008 and are incorporated by reference herein.
Item 3.01.      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
In connection with the closing of the Merger and the other transactions contemplated by the Merger Agreement, ProCentury notified The NASDAQ Stock Market (“NASDAQ”) of the consummation of the Merger on July 31, 2008, and requested that NASDAQ suspend trading of common shares of ProCentury and file with the SEC an application on Form 25 to report that common shares of ProCentury are no longer listed on NASDAQ.
Item 3.03.      Material Modification to Rights of Security Holders.
Subject to the terms of the Merger Agreement, each outstanding common share of ProCentury was converted into the right to receive either $20.00 in cash or 2.5000 shares of Meadowbrook common stock. Each ProCentury shareholder had the option to elect to receive cash or Meadowbrook stock, subject to proration so that the maximum total cash consideration will not exceed 45% of the total consideration paid in order to preserve the tax-free exchange of the stock consideration. A copy of the Merger Agreement and a description of the Merger were filed with the joint proxy statement-prospectus filed with the SEC on May 27, 2008 and are incorporated by reference herein.
Item 5.01.      Changes in Control of Registrant.
Subject to the terms of the Merger Agreement, each outstanding common share of ProCentury was converted into the right to receive either $20.00 in cash or 2.5000 shares of Meadowbrook common stock. Meadowbrook and Merger Sub paid approximately $99.2 million in cash and issued approximately 21.2 million shares of Meadowbrook common stock in exchange for the cancellation of all the outstanding common shares of ProCentury. Merger Sub was the surviving entity in the merger, and will adopt the name “ProCentury Corporation.” Meadowbrook owns 100% of the voting securities of Merger Sub. Under the terms of the Merger Agreement, Meadowbrook must appoint two persons from ProCentury’s board of directors to the board of directors of Meadowbrook.
Meadowbrook financed the cash portion of the merger consideration with a combination of dividends from Star Insurance Company ($18.8 million), Meadowbrook available cash ($12.6 million) and loan proceeds of approximately $67.8 million from Banc of America Securities LLC, Bank of America, N.A., J.P. Morgan Chase Bank, N.A., KeyBank N.A., Charter One Bank, The Private Bank and US Bank. Star Insurance Company funded the dividends from existing cash reserves and cash equivalent investments.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCENTURY CORPORATION (Registrant)

Date: July 31, 2008	By:	/s/ Erin E. West

Erin E. West Chief Financial Officer and Treasurer

3